NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2018 Q3 Diluted EPS of $0.04 and Adjusted Diluted EPS of $0.10
Q3 Comparable Restaurant Sales Growth of 4.6% at Outback and 2.9% Combined U.S.
Q3 Traffic Growth at Outback of 0.9%, 5th Consecutive Quarter of Traffic Growth
Increases 2018 Guidance For Combined U.S. Comparable Restaurant Sales to 2.0% - 2.5%
Increases Full Year 2018 Guidance For Adjusted Diluted EPS to $1.41 - $1.47

TAMPA, Fla., October 29, 2018 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2018 (“Q3 2018”) compared to the third quarter 2017 (“Q3 2017”).

Highlights for Q3 2018 include the following:

•	Comparable restaurant sales were up 4.6% at U.S. Outback Steakhouse with traffic up 0.9%(1)

•	Combined U.S. comparable restaurant sales were up 2.9%(1)

•	Comparable restaurant sales were down 3.3% in Brazil but finished with positive comparable restaurant sales in the final month of the quarter

•	Opened five new restaurants, including four in international markets
____________________________

(1)	For Q3 2018, comparable restaurant sales and traffic compare the thirteen weeks from July 2, 2018 through September 30, 2018 to the thirteen weeks from July 3, 2017 through October 1, 2017.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q3
	2018	2017	CHANGE
Diluted earnings per share	$0.04	$0.06	$(0.02)
Adjustments	0.06	0.08	(0.02)
Adjusted diluted earnings per share	$0.10	$0.14	$(0.04)

___________________
See Non-GAAP Measures later in this release.

CEO Comments
“Our momentum continued in the third quarter, and it is clear that our investments in the customer experience are working,” said Liz Smith, CEO. “At Outback, sales and traffic continued to meaningfully out-pace the industry, and we have increased our U.S. sales guidance for the year to reflect this strong performance. We have also increased our adjusted EPS guidance for the year, and now expect adjusted earnings growth of between 18% and 23% in 2018. We are on track for a very good year at Bloomin’ Brands.”

Third Quarter Financial Results

(dollars in millions)	Q3 2018	Q3 2017	CHANGE
Total revenues	$965.0	$955.6	1.0%

GAAP restaurant-level operating margin	12.5%	13.0%	(0.5)%
Adjusted restaurant-level operating margin (1)	12.4%	13.0%	(0.6)%

GAAP operating income margin	1.3%	0.5%	0.8%
Adjusted operating income margin (1)	2.0%	2.6%	(0.6)%
___________________

(1)	See Non-GAAP Measures later in this release.

•	The increase in total revenues was primarily due to higher U.S. comparable restaurant sales and the net impact of restaurant openings and closures, partially offset by foreign currency translation.

•
The increase in GAAP operating income margin was primarily due to lower impairment and restaurant closing expenses, productivity initiatives and increases in average check. This increase was partially offset by commodity inflation, labor inflation, higher incentive compensation expense and lower comparable sales in Brazil. The impairment and restaurant closing expenses are excluded from our adjusted operating income margin.

•
There is a $7.0 million change in year-over-year incentive compensation expense driving an unfavorable 70 basis point change in Q3 2018 operating income margin. This was primarily driven by a reduction in incentive compensation expense in Q3 2017.

•
The effective income tax rate in Q3 2018 includes benefits from discrete tax items in the quarter and exercises of certain legacy stock options. These items benefited Q3 2018 diluted earnings per share by approximately $0.02.

Third Quarter Comparable Restaurant Sales(1)

THIRTEEN WEEKS ENDED SEPTEMBER 30, 2018	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	4.6%
Carrabba’s Italian Grill	(0.6)%
Bonefish Grill	1.8%
Fleming’s Prime Steakhouse & Wine Bar	0.5%
Combined U.S.	2.9%

International
Outback Steakhouse - Brazil	(3.3)%
___________________

(1)	For Q3 2018, comparable restaurant sales compare the thirteen weeks from July 2, 2018 through September 30, 2018 to the thirteen weeks from July 3, 2017 through October 1, 2017.

Dividend Declaration and Share Repurchases
On October 24, 2018, our Board of Directors declared a quarterly cash dividend of $0.09 per share to be paid on November 21, 2018 to all stockholders of record as of the close of business on November 14, 2018.

On February 16, 2018, our Board of Directors approved a $150.0 million share repurchase program. As of October 29, 2018, we had $51.0 million remaining under this authorization. This authorization will expire on August 16, 2019.

Fiscal 2018 Financial Outlook
We are updating our 2018 financial outlook for adjusted diluted earnings per share, U.S. comparable restaurant sales and our tax rate. All other aspects of our full-year financial outlook as previously communicated in our July 30, 2018 earnings release remain intact. Our tax rate is now expected to be lower due to the tax benefit from the exercise of certain legacy stock options. See the table below for more detail.

Financial Results:	Outlook on Jul. 30	Current Outlook
Adjusted diluted earnings per share (1)	$1.38 to $1.45	$1.41 to $1.47

GAAP effective income tax rate (1)	2.5% to 3.5%	Approx. (4.0)%

Adjusted effective income tax rate (1)	4.5% to 5.5%	Approx. 1.0%

Other Selected Financial Data:
Combined U.S. comparable restaurant sales (2)	1.5% to 2.5%	2.0% to 2.5%
___________________

(1)
The primary difference between our U.S. GAAP outlook and our adjusted outlook for both diluted earnings per share and effective income tax rate is driven by adjustments through Q3 2018 as reflected in Table 5 of this release, as well as anticipated adjustments in connection with our relocation and restaurant closure initiatives.

(2)
Combined U.S. comparable restaurant sales outlook is based on a comparable calendar basis. For 2018, this will compare the 52 weeks from January 1, 2018 through December 30, 2018 to the 52 weeks from January 2, 2017 through December 31, 2017.

Conference Call
The Company will host a conference call today, October 29th at 9:00 AM EDT. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available until Monday, November 5, 2018. The conference ID for the live call and replay is 13683855. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Impact of the Adoption of New Revenue Recognition Standard
Effective January 1, 2018, we adopted Accounting Standards Update No. 2014-09 “Revenue Recognition (Topic 606), Revenue from Contracts with Customers”. Refer to Exhibit 99.2 to our April 26, 2018 Form 8-K for additional information regarding our adoption of this standard and the impact to our historical financial results.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2018 Financial Outlook”. This relates to our current expectations for fiscal year 2018 adjusted diluted EPS, combined U.S. comparable restaurant sales and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described to the extent practicable under “Fiscal 2018 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so additional adjustments may occur in the remainder of the fiscal year and they may significantly impact our GAAP results.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2018 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; application of the new revenue recognition rules or other accounting standards; the effects of changes in tax laws; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017
Revenues
Restaurant sales	$949,400	$940,012	$3,063,887	$3,105,027
Franchise and other revenues	15,621	15,575	49,413	41,729
Total revenues	965,021	955,587	3,113,300	3,146,756
Costs and expenses
Cost of sales	307,493	296,632	982,415	984,510
Labor and other related	289,023	285,325	902,006	907,580
Other restaurant operating	233,744	235,944	725,468	735,480
Depreciation and amortization	50,571	47,826	151,473	142,479
General and administrative	67,691	66,063	212,516	215,059
Provision for impaired assets and restaurant closings	3,962	18,578	15,590	38,253
Total costs and expenses	952,484	950,368	2,989,468	3,023,361
Income from operations	12,537	5,219	123,832	123,395
Loss on extinguishment and modification of debt	—	—	—	(260)
Other (expense) income, net	(1)	7,531	(6)	14,761
Interest expense, net	(11,600)	(10,705)	(33,229)	(29,389)
Income before (benefit) provision for income taxes	936	2,045	90,597	108,507
(Benefit) provision for income taxes	(3,317)	(3,248)	(6,516)	17,744
Net income	4,253	5,293	97,113	90,763
Less: net income (loss) attributable to noncontrolling interests	181	(290)	922	1,422
Net income attributable to Bloomin’ Brands	$4,072	$5,583	$96,191	$89,341

Earnings per share:
Basic	$0.04	$0.06	$1.04	$0.91
Diluted	$0.04	$0.06	$1.02	$0.88

Weighted average common shares outstanding:
Basic	92,202	92,485	92,197	98,137
Diluted	93,324	95,655	94,489	101,497

Cash dividends declared per common share	$0.09	$0.08	$0.27	$0.24

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017
Revenues
Restaurant sales	$848,837	$826,076	$2,742,118	$2,769,895
Franchise and other revenues	12,656	12,733	40,437	33,383
Total revenues	$861,493	$838,809	$2,782,555	$2,803,278
Restaurant-level operating margin	11.9%	11.8%	14.4%	14.6%
Income from operations	$44,598	$30,224	$230,645	$213,248
Operating income margin	5.2%	3.6%	8.3%	7.6%
International Segment
Revenues
Restaurant sales	$100,563	$113,936	$321,769	$335,132
Franchise and other revenues	2,965	2,842	8,976	8,346
Total revenues	$103,528	$116,778	$330,745	$343,478
Restaurant-level operating margin	17.9%	20.7%	18.4%	20.7%
Income from operations	$7,776	$8,394	$14,052	$26,757
Operating income margin	7.5%	7.2%	4.2%	7.8%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$44,598	$30,224	$230,645	$213,248
International	7,776	8,394	14,052	26,757
Total segment income from operations	52,374	38,618	244,697	240,005
Unallocated corporate operating expense	(39,837)	(33,399)	(120,865)	(116,610)
Total income from operations	$12,537	$5,219	$123,832	$123,395

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	SEPTEMBER 30, 2018	DECEMBER 31, 2017
Cash and cash equivalents (1)	$78,615	$128,263
Net working capital (deficit) (2)	$(392,195)	$(453,183)
Total assets	$2,350,794	$2,561,894
Total debt, net	$1,150,791	$1,118,104
Total stockholders’ equity (3)	$60,142	$81,231
Common stock outstanding (3)	91,854	91,913
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities, and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)
During the thirty-nine weeks ended September 30, 2018, we repurchased 4.4 million shares of our outstanding common stock and issued 3.9 million shares of our common stock through the exercise of stock options.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	SEPTEMBER 30, 2018		SEPTEMBER 24, 2017
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.4%	32.4%	31.6%	31.6%	(0.8)%
Labor and other related	30.4%	30.4%	30.4%	30.4%	—%
Other restaurant operating	24.6%	24.8%	25.1%	25.1%	0.3%

Restaurant-level operating margin (2)	12.5%	12.4%	13.0%	13.0%	(0.6)%

Segments - Restaurant-level operating margin (2):
U.S.	11.9%	11.8%	11.8%	11.8%	—%
International	17.9%	17.9%	20.7%	20.7%	(2.8)%

	THIRTY-NINE WEEKS ENDED		THIRTY-NINE WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	SEPTEMBER 30, 2018		SEPTEMBER 24, 2017
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.1%	32.1%	31.7%	31.7%	(0.4)%
Labor and other related	29.4%	29.4%	29.2%	29.2%	(0.2)%
Other restaurant operating	23.7%	23.8%	23.7%	23.9%	0.1%

Restaurant-level operating margin (2)	14.8%	14.7%	15.4%	15.2%	(0.5)%

Segments - Restaurant-level operating margin (2):
U.S.	14.4%	14.2%	14.6%	14.4%	(0.2)%
International	18.4%	18.2%	20.7%	20.7%	(2.5)%
_________________

(1)	Includes adjustments recorded in Other restaurant operating for the following activities, as described in Table 5 of this release:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in millions)	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017
Restaurant and asset impairments and closing costs	$1.0	$—	$3.2	$4.8
Restaurant relocations and related costs	0.2	0.2	0.6	0.7
	$1.2	$0.2	$3.8	$5.5
Restaurant and asset impairments and closing costs includes $0.6 million of adjustments for the thirty-nine weeks ended September 30, 2018 recorded the International segment. All other adjustments were recorded within the U.S. segment.

(2)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017
Income from operations	$12,537	$5,219	$123,832	$123,395
Operating income margin	1.3%	0.5%	4.0%	3.9%
Adjustments:
Restaurant and asset impairments and closing costs (1)	2,840	15,292	12,021	31,491
Severance (2)	2,528	1,015	3,493	1,015
Restaurant relocations and related costs (3)	1,560	3,743	4,638	8,101
Legal and contingent matters	—	—	758	—
Transaction-related expenses (4)	—	—	—	1,447
Total income from operations adjustments	6,928	20,050	20,910	42,054
Adjusted income from operations	$19,465	$25,269	$144,742	$165,449
Adjusted operating income margin	2.0%	2.6%	4.6%	5.3%

Net income attributable to Bloomin’ Brands	$4,072	$5,583	$96,191	$89,341
Adjustments:
Income from operations adjustments	6,928	20,050	20,910	42,054
Gain on disposal of business and other costs (5)	—	(7,570)	—	(14,854)
Loss on extinguishment and modification of debt	—	—	—	260
Total adjustments, before income taxes	6,928	12,480	20,910	27,460
Adjustment to provision for income taxes (6)	(1,643)	(5,074)	(3,762)	(14,018)
Net adjustments	5,285	7,406	17,148	13,442
Adjusted net income	$9,357	$12,989	$113,339	$102,783

Diluted earnings per share	$0.04	$0.06	$1.02	$0.88
Adjusted diluted earnings per share	$0.10	$0.14	$1.20	$1.01

Diluted weighted average common shares outstanding	93,324	95,655	94,489	101,497
_________________

(1)
Represents asset impairment charges and related costs primarily associated with: (i) approved closure and restructuring initiatives, (ii) the restructuring of certain international markets in 2018 and (iii) the remeasurement of certain surplus properties.

(2)	Relates to severance expense incurred primarily as a result of restructuring of certain functions.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)
Relates primarily to professional fees related to certain income tax items in which the associated tax benefit is adjusted in Adjustments to provision for income taxes, as described in footnote 6 below.

(5)
Primarily relates to: (i) the sale of 54 U.S. Company-owned restaurants to existing franchisees, (ii) a gain on the sale of one Carrabba's Italian Grill restaurant and (iii) expenses related to certain surplus properties.

(6)
Represents income tax effect of the adjustments for the periods presented. Adjustments include the impact of excluding $4.6 million of discrete income tax items for the thirty-nine weeks ended September 24, 2017.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017
Other restaurant operating	$(1,265)	$(194)	$(3,783)	$(5,481)
Depreciation and amortization	1,411	1,777	4,522	5,109
General and administrative	2,768	1,015	5,858	5,409
Provision for impaired assets and restaurant closings	4,014	17,452	14,313	37,017
Loss on extinguishment and modification of debt	—	—	—	260
Other (expense) income, net	—	(7,570)	—	(14,854)
(Benefit) provision for income taxes	(1,643)	(5,074)	(3,762)	(14,018)
Net adjustments	$5,285	$7,406	$17,148	$13,442

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017	SEPTEMBER 30, 2018	SEPTEMBER 24, 2017
Income from operations	$44,598	$30,224	$230,645	$213,248
Operating income margin	5.2%	3.6%	8.3%	7.6%
Adjustments:
Restaurant and asset impairments and closing costs (1)	2,840	13,637	2,043	29,836
Restaurant relocations and related costs (2)	1,560	3,743	4,638	8,101
Severance (3)	688	—	1,576	—
Transaction-related expenses	—	—	—	347
Adjusted income from operations	$49,686	$47,604	$238,902	$251,532
Adjusted operating income margin	5.8%	5.7%	8.6%	9.0%

International Segment
(dollars in thousands)
Income from operations	$7,776	$8,394	$14,052	$26,757
Operating income margin	7.5%	7.2%	4.2%	7.8%
Adjustments:
Severance (3)	571	290	571	290
Restaurant and asset impairments and closing costs (4)	—	1,655	9,978	1,655
Adjusted income from operations	$8,347	$10,339	$24,601	$28,702
Adjusted operating income margin	8.1%	8.9%	7.4%	8.4%
_________________

(1)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives and the remeasurement of certain surplus properties.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred primarily as a result of restructuring of certain functions.

(4)	Represents asset impairment charges and related costs primarily associated with the restructuring of certain international markets in 2018 and approved closure and restructuring initiatives.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	JULY 1, 2018	OPENINGS	CLOSURES	SEPTEMBER 30, 2018
U.S.
Outback Steakhouse
Company-owned	583	—	(3)	580
Franchised	154	1	(2)	153
Total	737	1	(5)	733
Carrabba’s Italian Grill
Company-owned	224	—	—	224
Franchised	3	—	—	3
Total	227	—	—	227
Bonefish Grill
Company-owned	192	—	(1)	191
Franchised	7	—	—	7
Total	199	—	(1)	198
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	70	—	—	70
Other
Company-owned	5	—	—	5
U.S. Total	1,238	1	(6)	1,233
International
Company-owned
Outback Steakhouse—Brazil (1)	92	—	—	92
Other	31	2	(1)	32
Franchised
Outback Steakhouse - South Korea	74	1	—	75
Other	55	1	—	56
International Total	252	4	(1)	255
System-wide total	1,490	5	(7)	1,488
____________________

(1)	The restaurant counts for Brazil are reported as of May 31, 2018 and August 31, 2018 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 30, 2018 (1)	SEPTEMBER 24, 2017	SEPTEMBER 30, 2018 (1)	SEPTEMBER 24, 2017
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (2):
U.S.
Outback Steakhouse	4.6%	0.6%	4.3%	0.8%
Carrabba’s Italian Grill	(0.6)%	(2.8)%	—%	(2.1)%
Bonefish Grill	1.8%	(4.3)%	1.1%	(2.4)%
Fleming’s Prime Steakhouse & Wine Bar	0.5%	(1.0)%	1.4%	(1.8)%
Combined U.S. (3)	2.9%	(1.0)%	2.8%	(0.5)%
International
Outback Steakhouse - Brazil (4)	(3.3)%	4.8%	(2.8)%	6.9%

Traffic:
U.S.
Outback Steakhouse	0.9%	0.1%	1.3%	(1.1)%
Carrabba’s Italian Grill	(2.9)%	(4.2)%	(4.8)%	(4.5)%
Bonefish Grill	(2.7)%	(5.7)%	(2.1)%	(3.5)%
Fleming’s Prime Steakhouse & Wine Bar	(4.2)%	(6.5)%	(4.7)%	(6.6)%
Combined U.S.	(0.5)%	(1.9)%	(0.6)%	(2.3)%
International
Outback Steakhouse - Brazil	(5.5)%	(1.5)%	(5.0)%	(0.1)%

Average check per person increases (5):
U.S.
Outback Steakhouse	3.7%	0.5%	3.0%	1.9%
Carrabba’s Italian Grill	2.3%	1.4%	4.8%	2.4%
Bonefish Grill	4.5%	1.4%	3.2%	1.1%
Fleming’s Prime Steakhouse & Wine Bar	4.7%	5.5%	6.1%	4.8%
Combined U.S.	3.4%	0.9%	3.4%	1.8%
International
Outback Steakhouse - Brazil	2.1%	6.2%	2.3%	6.8%
____________________

(1)
For Q3 2018, comparable restaurant sales and traffic compare the thirteen weeks from July 2, 2018 through September 30, 2018 to the thirteen weeks from July 3, 2017 through October 1, 2017, and for the thirty-nine weeks from January 1, 2018 through September 30, 2018 to the thirty-nine weeks from January 2, 2017 through October 1, 2017.

(2)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(3)	Combined U.S. comparable restaurant sales for the thirteen weeks ended September 24, 2017 includes an estimated (1.0%) impact related to hurricanes that occurred during the quarter.

(4)	Includes trading day impact from calendar period reporting.

(5)	Average check per person includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.